UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K / A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 16, 2002

                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-31014              52-2181356
 ------------------------------     ----------           -------------
(State or other Jurisdiction of     (Commission          (IRS Employer
incorporation)                      File Number)         Identification No.)

          2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850
          -------------------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-2900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

  This Form 8-K/A is being filed to correct an error that was inadvertently caused in the conversion to EDGAR format on the Form 8-K/A that was filed by HealthExtras, Inc. on February 3, 2003. The line item "net cash (used in) provided by operating activities" in the Statement of Cash Flows on page 8 of that Form 8-K/A incorrectly combined numbers for the Year Ended December 31, 2001 and Nine-Months Ended September 30, 2002 columns.


ITEM 2.  ACQUISITION OF OR DISPOSITION OF ASSETS.
------   ----------------------------------------

 As more fully described in HealthExtras, Inc.'s (the "Company") Form 8-K dated December 16, 2002, the Company acquired 100% of the common stock of Pharmacy Network National Corporation ("PNNC") for aggregate consideration of approximately $21 million (the "Acquisition"). This Form 8-K/A amends the aforementioned Form 8-K including the financial statements and exhibits set forth under Item 7.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------  -------------------------------------------------------------------

(a)    Financial statements of business acquired:

       Financial statements of PNNC as of and for the periods ended December 31, 2000 and 2001 and September 30, 2002, described below:


          -  Report of Independent Accountants
          - Balance Sheets as of December 31, 2000 and 2001 and September 30, 2002 (unaudited)
          - Statements of Operations for the nine-month period ended December 31, 2000, the year ended December 31, 2001, and the nine-month period ended September 30, 2002 (unaudited)
          - Statements of Stockholders' Equity for the nine-month period ended December 31, 2000, the year ended December 31, 2001 and the nine-month period ended September 30, 2002 (unaudited)
          - Statements of Cash Flows for the nine-month period ended December 31, 2000, the year ended December 31, 2001 and the nine-month period ended September 30, 2002 (unaudited)
          -  Notes to the Financial Statements


(b)    Pro forma financial information:

       The accompanying unaudited pro forma consolidated balance sheet information as of September 30, 2002, assumes the Acquisition occurred on September 30, 2002. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2001, and for the nine-month period ended September 30, 2002 are presented to reflect the Acquisition as if it occurred on January 1, 2001. In addition, the pro forma consolidated statement of operations for the year ended December 31, 2001, has been prepared assuming the Company had acquired 100% of its interest in Catalyst Rx, Inc. and Catalyst Consultants, Inc. (collectively "Catalyst") on January 1, 2001. In actuality, the Company acquired 80% of the outstanding ownership in Catalyst on November 14, 2001; the Company then purchased the outstanding 20% minority interest in Catalyst in the first quarter of 2002. Accordingly, the pro forma net income(loss) per common share in the pro forma Consolidated Statements of Operations also reflect the issuance of 685,763 shares of Company common stock on January 1, 2001, assuming the acquisition of Catalyst and PNNC occurred on January 1, 2001. In addition, the allocation of purchase price to the assets and liabilities of PNNC is preliminary and the final allocation may differ from the amounts reflected herein.

       The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Report on Form 10-Q for the period ended September 30, 2002, and the historical consolidated financial statements and notes thereto of PNNC, which are referenced in Item 7 hereof and included in this Report. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred as described in the preceding paragraph, nor do they purport to represent results of future operations.

(c)    Exhibits:

       Exhibit No.       Description
       -----------       -----------

         2.4* Pharmacy Network National Corporation Stock Purchase Agreement dated as of December 1, 2002 by and among HealthExtras, Inc. Purchaser, and Pharmacy Network National Corporation Trust, Seller.

         99.1*           Press Release Dated December 16, 2002.

* Previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2002, and incorporated herein by reference.

REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------

To the Board of Directors and Stockholders of Pharmacy Network National Corporation:

 In our opinion, the accompanying balance sheets, and the related statements of operations, of stockholders' equity and of cash flows, present fairly, in all material respects, the financial position of Pharmacy Network National Corporation ("PNNC") as of December 31, 2000 and 2001, and the results of its operations and its cash flows for the nine-month period ended December 31, 2000 and the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of PNNC's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
McLean, Virginia
January 10, 2003

                     PHARMACY NETWORK NATIONAL CORPORATION
                                 BALANCE SHEETS


                                                           December 31,   December 31,    September 30,
                                                               2000            2001           2002
                                                           ------------   ------------    ------------
                                                                                            (unaudited)
ASSETS

Current assets:

Cash and cash equivalents ..............................   $    374,069   $  4,107,107    $  5,560,211
Accounts receivable, net ...............................     11,441,832     14,744,969      12,298,028
Other current assets ...................................         10,511         91,830              --
                                                           ------------   ------------    ------------
 Total current assets ..................................     11,826,412     18,943,906      17,858,239
                                                           ------------   ------------    ------------

Deferred income taxes ..................................             --         59,722         165,805
Fixed assets, net ......................................         92,129        108,780          87,767
Intangible assets, net .................................             --        249,985         204,233
                                                           ------------   ------------    ------------
 Total assets ..........................................   $ 11,918,541   $ 19,362,393    $ 18,316,044
                                                           ============   ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable .......................................   $  7,128,236   $ 12,216,443    $  9,502,109
Accrued expenses and other current liabilities .........        429,851        732,610         496,471
Notes payable ..........................................             --             --         200,000
Deferred income taxes ..................................        107,684        158,401         174,723
                                                           ------------   ------------    ------------

 Total current liabilities .............................      7,665,771     13,107,454      10,373,303

Deferred income taxes ..................................         14,000             --              --
                                                           ------------   ------------    ------------

 Total liabilities .....................................      7,679,771     13,107,454      10,373,303
                                                           ------------   ------------    ------------

Stockholders' equity
 Common stock, Class A voting and Class B non-voting
   no par value, 100,000 shares authorized, 30,000 Class
   A shares and no Class B shares issued outstanding ...          3,000          3,000           3,000
Capital in excess of par ...............................             --      1,098,740       1,098,740
Deferred compensation ..................................             --       (915,617)       (640,932)
Retained earnings ......................................      4,235,770      6,068,816       7,481,933
                                                           ------------   ------------    ------------

    Total stockholders' equity .........................      4,238,770      6,254,939       7,942,741
                                                           ------------   ------------    ------------
    Total liabilities and stockholders' equity .........   $ 11,918,541   $ 19,362,393    $ 18,316,044
                                                           ============   ============    ============


    The accompanying notes are an integral part of these financial statements

                     PHARMACY NETWORK NATIONAL CORPORATION
                            STATEMENTS OF OPERATIONS


                                      Nine-Months                     Nine-Months
                                         Ended       Year Ended          Ended
                                      December 31,   December 31,     September 30,
                                           2000          2001             2002
                                      ------------   ------------     -----------
                                                                      (unaudited)
Revenue ...........................   $ 70,489,082   $ 109,334,094   $ 87,891,129

Expenses:

Direct ............................     66,762,012     102,299,452     82,639,634
Selling, general and administrative      2,576,442       4,129,288      2,972,389
                                      ------------   ------------     -----------

         Total operating expenses .     69,338,454     106,428,740     85,612,023
                                      ------------   ------------     -----------

         Operating income .........      1,150,628       2,905,354      2,279,106

Interest income, net ..............         88,948          94,957         40,191
                                      ------------   ------------     -----------

         Income before income taxes      1,239,576       3,000,311      2,319,297

Provision for income taxes ........        478,816       1,165,165        900,180
                                      ------------   ------------     -----------

Net income ........................   $    760,760   $   1,835,146   $  1,419,117
                                      ============   =============   ============


    The accompanying notes are an integral part of these  financial statements

                     PHARMACY NETWORK NATIONAL CORPORATION
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  For The Nine-Months Ended December 31, 2000
     Year Ended December 31, 2001 and Nine-Months Ended September 30, 2002



                                                          Capital                                         Total
                                            Common       in Excess      Deferred        Retained       Stockholders
                                            Stock         of Par      Compensation      Earnings          Equity
                                          -----------     ---------    ------------    -----------    -----------
Balance, March 31, 2000 ...............   $        --     $      --     $      --      $ 3,475,010    $ 3,475,010

     Issuance of common stock .........         3,000            --            --             --            3,000

     Net income .......................            --            --            --          760,760        760,760
                                          -----------     ---------    ------------    -----------    -----------

Balance, December 31, 2000 ............         3,000            --            --        4,235,770      4,238,770

     Issuance of common stock
     options ..........................            --       1,098,740    (1,098,740)          --             --

     Amortization of deferred
     compensation .....................            --            --         183,123           --          183,123

     Dividends paid ($0.07 per share) .            --            --            --           (2,100)        (2,100)

     Net income .......................            --            --            --        1,835,146      1,835,146
                                          -----------     ---------    ------------    -----------    -----------

Balance, December 31, 2001 ............         3,000       1,098,740      (915,617)     6,068,816      6,254,939

     Amortization of deferred
     compensation  - unaudited ........            --         274,685          --             --          274,685

     Dividends paid ($0.20 per share) -
     unaudited ........................            --            --            --           (6,000)        (6,000)

     Net income - unaudited ...........            --            --            --        1,419,117      1,419,117
                                          -----------     ---------    ------------    -----------    -----------

Balance, September 30, 2002 - unaudited   $     3,000     $ 1,098,740   $  (640,932)   $ 7,481,933    $ 7,942,741
                                          ===========     ===========   ===========    ===========    ===========




    The accompanying notes are an integral part of these financial statements

                       PHARMACY NETWORK NATIONAL CORPORATION
                            STATEMENTS OF CASH FLOWS



                                                              Nine-Months                     Nine-Months
                                                                 Ended       Year-Ended         Ended
                                                              December 31,   December 31,     September 30,
                                                                  2000           2001             2002
                                                              -----------    -----------      -------------
                                                                                                (unaudited)
Cash flows from operating activities:
  Net income ..............................................   $   760,760    $ 1,835,146      $   1,419,117
  Depreciation expense ....................................        20,543         26,445             28,918
  Non-cash charges ........................................            --        183,123            274,685
  Amortization of intangible assets .......................            --          9,259             16,422
  Loss on disposal of fixed assets ........................         2,939          8,678                 --
  Deferred income taxes ...................................       (90,203)       (23,005)           (89,761)
  Changes in assets and liabilities:
   Accounts receivable, net ...............................    (1,036,603)    (3,303,137)         2,446,941
   Other assets ...........................................       (10,511)       (81,319)            91,830
   Accounts payable and accrued expenses ..................      (886,635)     5,227,743         (2,787,250)
                                                              -----------    -----------      -------------
    Net cash (used in) provided by operating activities ...    (1,239,710)     3,882,933          1,400,902
                                                              -----------    -----------      -------------

Cash flows from investing activities:
  Capital expenditures ....................................       (43,480)       (68,551)            (7,905)
  Purchase of intangible assets ...........................            --        (96,021)          (133,893)
  Proceeds from disposal of fixed assets ..................         4,000         16,777                 --
                                                              -----------    -----------      -------------
    Net cash used in investing activities .................       (39,480)      (147,795)           (141,798)
                                                              -----------    -----------      -------------

Cash flows from financing activities:
  Proceeds from borrowings ................................       200,000        300,000            800,000
  Repayment of borrowings .................................      (200,000)      (300,000)          (600,000)
  Proceeds from issuance of common stock ..................         3,000             --                 --
  Dividends paid ..........................................            --         (2,100)            (6,000)
                                                              -----------    -----------      -------------
    Net cash provided by (used in) financing activities ...         3,000         (2,100)           194,000
                                                              -----------    -----------      -------------

Net increase (decrease) in cash and cash equivalents ......    (1,276,190)     3,733,038          1,453,104
Cash and cash equivalents at the beginning
  of period ...............................................     1,650,259        374,069          4,107,107
                                                              -----------    -----------      -------------
Cash and cash equivalents at the end of period ............   $   374,069    $ 4,107,107          5,560,211
                                                              ===========    ===========      ==============

Noncash transactions:
  Amounts payable for purchase of intangible assets .......   $        --    $   163,223      $          --
                                                              ===========    ===========      ==============

  Adjustment to purchase price of intangible assets .......   $        --    $        --      $     (30,000)
                                                              ===========    ===========      ==============


   The accompanying notes are an integral part of these financial statements

                      PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)


1.       NATURE OF OPERATIONS:
--       ---------------------

   Pharmacy Network National Corporation ("the Company" or "PNNC") manages prescription drug plans for self-insured employers and third party administrators. PNNC provides pharmacy benefit management services to a diverse client base with significant geographic concentration in the Carolinas and Tennessee. PNNC changed its fiscal year end from March to December effective April 1, 2000.

2.       SIGNIFICANT ACCOUNTING POLICIES:
--       --------------------------------

         ACCOUNTING POLICIES AND ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United State of America requires PNNC to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. PNNC estimates reserves for doubtful accounts receivable, rebates receivable and payable and income taxes as of each balance sheet date. The Company has historically had very limited exposure to bad debts due to the nature of the employee benefits involved and the general financial strength of its customer base.

         INTERIM FINANCIAL STATEMENTS

   The financial statements as of September 30, 2002, and for the nine-month period then ended are unaudited and in the opinion of management, include all adjustments (consisting only of normal recurring items) necessary for the fair presentation of the results of the interim period. The results for the nine-month period ended September 30, 2002, are not necessarily indicative annual results of operations.

         CASH AND CASH EQUIVALENTS

   For purposes of the statement of cash flows, the Company considers all short-term investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include overnight deposit accounts with a financial institution for the purpose of investing excess cash on a short-term basis.

         CONCENTRATIONS OF CREDIT RISK

   As of September 30, 2002, PNNC had cash and cash equivalents on deposit with a major financial institution that were in excess of FDIC insured limits. The concentration of credit risk in these uninsured deposits is mitigated by the Company's policy of placing such deposits with a financial institution of high credit rating. Historically, the Company has not experienced any loss of its cash and cash equivalents due to such concentration of credit risk.

                     PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)

2.       SIGNIFICANT ACCOUNTING POLICIES: CONTINUED
--       ------------------------------------------

         FIXED AND INTANGIBLE ASSETS

    Fixed assets, which consists of furniture and fixtures, automobiles, and equipment, are recorded at cost. Depreciation is provided on a straight-line method over the estimated useful lives of the respective assets; seven to ten years for furniture, fixtures, machinery and equipment, five for automobiles, and five for computer equipment and software. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. When fixed assets are sold or retired, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in the results of operations. In accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the carrying values of PNNC's assets are re-evaluated when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

   Intangible   assets  represent  the  cost  of  contracts  to  manage  certain prescription drug plans. These assets are recorded at cost and amortized over their estimated useful lives of seven years.

    In accordance with Statement of Financial Accounting Standard No. 142, PNNC annually tests the carrying value of intangible assets for possible impairment. No impairment losses were deemed necessary in 2001.


         REVENUE RECOGNITION

   PNNC manages prescription drug plans for self-insured employers and third party administrators. When PNNC has a contractual obligation to pay its network pharmacy providers for benefits provided to its clients' members, total payments from these clients are recorded as revenue and payments to the network pharmacy provider as direct expenses. The transactions require PNNC to assume the credit risk of its clients' abilities to pay. In addition, under most of its client contracts PNNC is at risk for the difference between the negotiated ingredient costs PNNC receives from its clients and the negotiated ingredient costs PNNC pays to its pharmacies.

   When PNNC administers pharmacy reimbursement contracts and does not assume a credit risk, PNNC records only its administrative or dispensing fees as revenue.

   Rebate revenues earned under arrangements with manufacturers are recognized as they are earned in accordance with contractual agreements and recorded as a reduction of direct expenses. Any portion of rebates shared with plan sponsors is recorded as a reduction from revenue.

         DIRECT EXPENSES

   PNNC does not carry product inventory. However, it does incur product costs for prescription medicines supplied directly to employee participants by participating pharmacies. Direct costs includes such product costs, net of earned manufacturers rebates. PNNC recognizes manufacturers rebates based on the terms of its underlying agreement.

                     PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)


2.       SIGNIFICANT ACCOUNTING POLICIES: CONTINUED
--       ------------------------------------------

         RECENTLY ISSUED ACCOUNTING STANDARDS

   In June 2001, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), which is effective for all business combinations after June 30, 2001; and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which is effective for fiscal years beginning after December 15, 2001. In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which is effective for fiscal years beginning after December 15, 2001. SFAS 141 requires that companies use the purchase method of accounting for all business combinations initiated after June 30, 2001 and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS 142 addresses initial recognition and measurements of intangible assets acquired outside a business combination and the recognition and measurement of goodwill and other intangible assets subsequent to acquisition. SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. PNNC has reviewed the impact of the implementation of SFAS 142, and 144, and their adoption will not have a material effect on the PNNC's financial positions or results of operations.

3.       ACCOUNTS RECEIVABLE
--       --------------------

     Accounts receivable consists of the following:


                                                            December 31,         December 31,         September 30,
                                                                2000                 2001                 2002
                                                          ------------------   -----------------    ------------------
                                                                                                       (unaudited)

     Trade receivables                                 $         11,505,938 $        14,831,770   $        12,384,829
     Less:  Allowance for doubtful accounts                          64,106              86,801                86,801
                                                          ------------------   -----------------    ------------------
        Accounts receivable, net                       $         11,441,832 $        14,744,969   $        12,298,028
                                                       ==================== ===================   ===================


    PNNC had one customer which accounted for approximately 10% of its revenue during the year ended December 31, 2001. At December 31, 2000 and 2001 receivables from a single customer represented 11% and 12% of trade receivables, respectively.

                     PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)


4.       INCOME TAXES
--       ------------

   The provisions for income taxes are as follows:


                                    Nine-months                Year                Nine-Months
                                       Ended                   Ended                  Ended
                                    December 31,           December 31,           September 30,
                                        2000                   2001                    2002
                                 -------------------     ------------------     -------------------
                                                                                   (unaudited)
     Current - Federal         $            468,110    $           969,298    $            820,582
     Current - State                        100,909                218,872                 169,359
     Deferred - Federal                    (79,060)               (20,253)                (79,023)
     Deferred - State                      (11,143)                (2,752)                (10,738)
                                 -------------------     ------------------     -------------------
                               $            478,816    $         1,165,165    $            900,180
                               =====================   ====================   =====================


   Differences between anticipated federal and state income taxes at statutory rates and the actual provision for income taxes are as follows:

                                                 December 31,          December 31,          September 30,
                                                     2000                  2001                  2002
                                               ------------------    ------------------    ------------------
                                                                                              (unaudited)
     Federal income tax at
        statutory rates                     $            421,456  $          1,020,106   $           788,561
     State income taxes, net of
        federal income tax benefit                        57,268               138,614               107,151
     Non-deductible expenses and
        other                                                 92                 6,445                 4,468
                                               ------------------    ------------------    ------------------
                                            $            478,816  $          1,165,165   $           900,180
                                            ===================== =====================  ====================

        The components of the net deferred tax assets and liabilities computed at an effective tax rate of 38.8% are as follows:


                                                      December 31,      December 31,         September 30,
                                                         2000                2001                 2002
                                                                                             (unaudited)
                                                      ------------     -------------         --------------
Current deferred tax assets (liabilities)
         Allowance for doubtful accounts ..........   $  25,000        $  34,000             $     34,000
         Rebates receivable .......................    (132,684)        (192,401)                (208,723)
                                                      ------------     -------------         --------------
                                                      $(107,684)       $(158,401)            $   (174,723)
                                                      ============     =============         ==============


Long-term-current deferred tax assets (liabilities)
      Compensation from stock options .............          --        $  70,722             $    176,805
      Depreciation on fixed assets .................     (14,000)        (11,000)                 (11,000)
                                                      ------------     -------------         --------------
                                                      $ (14,000)       $  59,722             $    165,805
                                                      ============     =============         ==============


   Income tax payments of approximately $828,000, $1.3 million and $762,000 were made during the nine-month period ended December 31, 2000, the year ended December 31, 2001, and the nine-month period ended September 30, 2002.


5.       NOTES PAYABLE
--       -------------

   On October 1, 1999, PNNC arranged a revolving line of credit for $500,000 to support PNNC's working capital requirements. The line of credit was increased to $1.0 million in October 2001. The line of credit is collateralized by all accounts receivable. Under the terms of the agreement, the outstanding principal and accrued interest were to be paid on October 11, 2003. The facility bears interest at the prime rate plus 0.5%. The effective interest rate was 5.25% at both December 31, 2001 and September 30, 2002. Interest expense was approximately $1,900, $4,500 and $6,000 for the nine-month period ended December 31, 2000, the year ended December 31, 2001 and the nine-month period ended September 30, 2002, respectively. PNNC had an outstanding balance of $200,000 at September 30, 2002. All outstanding principal and accrued interest was paid in full in October 2002. The line of credit was subsequently closed with the financial institution in January 2003.

6.       LEASE COMMITMENTS
--       -----------------

   PNNC began leasing new office space in February 2001. The lease expires in 2006. Rental expense was approximately $39,000 for the nine-month period ended December 31, 2000, $90,000 for the year ended December 31, 2001, and $72,000 for the nine-month period ended September 30, 2002.

                      PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)

   Additionally, the Company leases equipment. The equipment leases expire at various dates through September 2004. Rental expense was approximately $4,500 for the nine-month period ended December 31, 2000, $10,000 for the year ended December 31, 2001, and $12,000 for the nine-month ended September 30, 2002.

   The minimum rental commitments for the non-cancelable leases as of December 31, 2001 are as follows:


                                     Minimum
         Fiscal                      Rental
         Year                      Commitment
         ----                   ------------------
         2002                   $      111,429
         2003                          113,891
         2004                          110,764
         2005                          105,523
         2006                            8,815
                                --------------
         Total                  $      450,422
                                ===============


7.       COMMON STOCK
--       -------------

    During 2000, PNNC issued 3,000 shares of common stock. On July 17, 2001, a 10 for 1 stock split was declared by the Board of Directors. The financial statements for all periods presented, have been restated to reflect the 10 for 1 stock split.

8.       Stock Options
--       -------------

   In 2001,  the Company  adopted the PNNC Employee  Stock Option Plan (Employee
SOP) and the PNNC Non-Employee Directors' Stock Option Plan (Directors' SOP). The maximum number of the Company's Class B non-voting common stock reserved for issuance pursuant to the grant of options under the Employee SOP and the Directors' SOP are 1,500 and 6,500 shares, respectively. Under both plans, options granted are exercisable on the third anniversary date of the grant or earlier in the event of a change in control. The maximum contractual life of all stock options granted under the Employee SOP and the Directors' SOP is ten years.

   In July of 2001, the Company granted 7,480 stock options under these plans at a price per share for Class B non-voting stock of $20.00. All of the 7,480 options were outstanding, and not exercisable as of December 31, 2001 and September 30, 2002 with remaining contractual lives of 9.5 and 8.7 years, respectively.

   Under the provisions of Accounting Principles Board Opinion 25: "Accounting for Stock Issued to Employees" compensation expense related to stock options of approximately $183,000 and $275,000 was recognized for the year ended December 31, 2001, and the nine month period ended September 30, 2002.

   The following table reflects pro forma net income and net income per share for the year ended December 31, 2001, and the nine month period ended September 30, 2002 had the Company elected to adopt the fair value approach of Financial Accounting Standards Board issued Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation":

                      PHARMACY NETWORK NATIONAL CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                (Information as of September 30, 2002 and for the
                   nine-month period then ended is unaudited)


                                                 Nine-months
                                Year ended         ended
                                December 31,    September 30,
                                    2001            2002
                                -----------     -----------
Net income
    As reported                 $ 1,835,146     $ 1,419,117
    Pro forma                     1,832,745       1,415,516



   The estimated fair value of each option was calculated using the modified American Black-Scholes economic option-pricing model. The following table summarizes the assumptions used for stock options granted in 2001:


Risk-free interest rate                           4.31%
Expected years until exercise                    3 years
Expected volatility                                 0%
Dividend yield                                    0.1%
Weighted average fair value per share            $148.82


9.       PENSION PLAN
--       ------------

   In 2001 and 2002, PNNC had a 401(k) plan. The plan covers all full-time employees who have one year of service. The Company contributes 5% of eligible wages. Pension expense was approximately $34,000 for the year ended December 31, 2001 and $39,000 for the nine-month period ended September 30, 2002.

   In 2000, PNNC had a simplified employee pension plan agreement. The plan covered all employees who qualified as to age and length of service. Annual contributions to the plan were determined by the Board of Directors. Pension expenses for the nine-month period ended December 31, 2000, was approximately $23,000.

10.      LITIGATION
---      ----------

   PNNC is subject to various litigation that arises in the course of its business. Based on discussions with counsel, management is of the opinion that such litigation will have no material effect on the financial position of the Company or its results of operations or liquidity.

                               HEALTHEXTRAS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            As of September 30, 2002



                                               HealthExtras, Inc.                   Pro Forma
                                                  Historical         PNNC          Adjustments           Pro Forma
                                                 -------------    -------------    -------------       -------------
ASSETS:

Current assets:

Cash and cash equivalents ....................   $  22,668,488    $   5,560,211    $          --       $  28,228,699
Accounts receivable, net .....................      26,077,810       12,298,028               --          38,375,838
Deferred charges:
    Direct ...................................       1,025,623               --               --           1,025,623
    Marketing and promotion ..................       1,511,047               --               --           1,511,047
Other current assets .........................         923,321           34,000               --             957,321
                                                 -------------    -------------    -------------       -------------
    Total current assets .....................      52,206,289       17,892,239               --          70,098,528


Fixed assets, net ............................       5,189,127           87,767               --           5,276,894
Intangible assets, net .......................       6,323,073          204,233        7,795,767  (A)     14,323,073
Goodwill .....................................      20,758,074               --        8,916,397  (A)     29,674,471
Restricted cash ..............................       1,000,000               --               --           1,000,000
Deferred income taxes ........................              --          176,805               --             176,805
Other assets .................................       1,820,445               --               --           1,820,445
                                                 -------------    -------------    -------------       -------------
Total assets .................................   $  87,297,008    $  18,361,044    $  16,712,164       $ 122,370,216
                                                 =============    =============    =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable .............................   $  22,206,604    $   9,502,109    $          --       $  31,708,713
Accrued expenses and other current liabilities       2,698,204          496,471               --           3,194,675
Notes payable ................................       9,056,000          200,000               --          9,256,000
Purchase consideration due ...................              --               --       21,565,305  (A)     21,565,305
Deferred revenue .............................       3,902,541               --               --           3,902,541
Deferred income taxes ........................              --          208,723               --             208,723
                                                  -------------    -------------    -------------       -------------
    Total current liabilities ................      37,863,349       10,407,303       21,565,305          69,835,957

Deferred income taxes ........................              --           11,000        3,089,600  (F)      3,100,600
                                                 -------------    -------------    -------------       -------------
    Total liabilities ........................      37,863,349       10,418,303       24,654,905          72,936,557
                                                 -------------    -------------    -------------       -------------

Stockholders' equity

Preferred stock ..............................              --               --               --                  --
Common stock .................................         322,781            3,000           (3,000) (A)        322,781
Additional paid-in capital ...................      70,224,154        1,098,740       (1,098,740) (A)     70,224,154
Deferred compensation ........................         (19,995)        (640,932)         640,932  (A)        (19,995)
Retained earnings (accumulated deficit) ......     (21,093,281)       7,481,933       (7,481,933  (A)    (21,093,281)
                                                 -------------    -------------    -------------       -------------
    Total stockholders' equity ...............      49,433,659        7,942,741       (7,942,741)         49,433,659
                                                 -------------    -------------    -------------       -------------
Total liabilities and stockholders' equity ...   $  87,297,008    $  18,361,044    $  16,712,164       $ 122,370,216
                                                 =============    =============    =============       =============

                               HEALTHEXTRAS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For The Nine-Months Ended September 30, 2002


                                             HealthExtras, Inc.    PNNC Prior       Pro Forma
                                                 Historical      to Acquisition    Adjustments         Pro Forma
                                                -------------    -------------   --------------       -------------

Revenues ....................................   $ 173,807,699    $  87,891,129   $           --       $ 261,698,828
                                                -------------    -------------   --------------       -------------

Expenses
Direct ......................................     144,073,833       82,639,634               --         226,713,467
Selling, general and administrative expenses       26,034,646        2,972,389          300,000 (D)      29,307,035
                                                -------------    -------------   --------------       -------------

   Total operating expenses .................     170,108,479       85,612,023          300,000         256,020,502
                                                -------------    -------------   --------------       -------------

   Operating income .........................       3,699,220        2,279,106         (300,000)         5,678,326

Interest income (expense), net ..............         (26,668)          40,191               --             13,523
                                                -------------    -------------   --------------       -------------

Income before minority interest and
  income taxes ..............................       3,672,552        2,319,297         (300,000)         5,691,849
Minority interest ...........................          44,992               --          (44,992)(B)             --
                                                -------------    -------------   --------------       -------------

Income before income taxes ..................       3,627,560        2,319,297         (255,008)         5,691,849

Provision for income taxes ..................              --          900,180         (900,180)(C)             --
                                                -------------    -------------   --------------       -------------

Net income ..................................   $   3,627,560    $   1,419,117   $      645,172      $   5,691,849
                                                =============    =============   ==============      ==============

Net income per share, basic .................   $        0.11                                        $        0.18

Net income per share, diluted ...............   $        0.11                                         $       0.18

Weighted shares of common stock
   outstanding (in thousands), basic ........          32,212                                               32,281

Weighted shares of common stock
   outstanding (in thousands), diluted ......          32,383                                               32,452


                               HEALTHEXTRAS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 2001


                                            HealthExtras, Inc.  Catalyst Prior  PNNC Prior        Pro Forma
                                                Historical (D)  to Acquisition  to Adjustments    Adjustment       Pro Forma
                                                -------------   ------------   -------------     ------------     -------------

Revenues ....................................   $ 118,225,919   $ 52,633,216   $ 109,334,094    $        --        $280,193,229
                                                -------------   ------------   -------------    ------------      -------------
Expenses
Direct ......................................     114,755,190     49,632,694     102,299,452             --         266,687,336
Selling, general and administrative expenses       11,242,182      1,512,653       4,129,288        400,000  (D)
                                                                                                   (614,839) (G)     16,669,284
                                                -------------   ------------   -------------    ------------      -------------
             Total operating expenses........     125,997,372     51,145,347    106,428,740       (214,839)         283,356,620
                                                -------------   ------------   -------------    ------------      -------------

             Operating (loss) income ........      (7,771,453)     1,487,869       2,905,354        214,839          (3,163,391)

Interest income (expense), net ..............       1,092,446         116,060         94,957            --            1,303,463
                                                -------------   ------------   -------------    ------------      -------------

Income (loss) before minority interest and
  income taxes                                     (6,679,007)      1,603,929      3,000,311        214,839          (1,859,928)

Minority interest ...........................         (95,642)             --             --        (95,642) (B)             --
                                                -------------   ------------   -------------    ------------      -------------

Income (loss) before income taxes ...........      (6,774,649)      1,603,929      3,000,311         310,481         (1,859,928)
Provision for income taxes ..................              --              --      1,165,165      (1,165,165)(C)            --
                                                -------------   ------------   -------------    ------------      -------------

Net (loss) income ...........................   $  (6,774,649)   $  1,603,929  $   1,835,146   $  1,475,646       $  (1,859,928)
                                                =============    ============  ==============   =============    ===============
Net income (loss) per share, basic ..........   $       (0.23)                                                    $       (0.06)

Net income (loss) per share, diluted ........   $       (0.23)                                                    $       (0.06)

Weighted shares of common stock
         outstanding (in thousands), basic ..          29,731                                                            30,369


Weighted shares of common stock
         outstanding (in thousands), diluted           29,731                                                            30,369


                               HEALTHEXTRAS, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


 A. Pro forma adjustment to give effect to the purchase of PNNC for $21.6 million as if the acquisition had occurred on September 30, 2002 (including transaction cost).

 B. Pro forma adjustment to eliminate minority interest and reflect 100% ownership in Catalyst Rx and Catalyst Consultants acquired in March 2002.

 C. Pro forma adjustment to reflect elimination of income tax expense due to consolidated net operating loss carryforwards subject to a full valuation allowance.

 D. Pro forma adjustment to give effect to the amortization of PNNC intangible assets over a period of twenty years.

 E. Effective January 1, 2002, the Company adopted EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products", ("EITF 01-9"), which was issued in November 2001. The Company's adoption of EITF 01-9 resulted in changing the way the Company recognizes the cost of consideration provided to a marketing partner under a warrant agreement. Effective January 1, 2002, the charge or credit of this consideration is to be recorded as a reduction or credit to revenue from the marketing partner rather than as a charge or credit to direct expense, as required in prior periods. The Company's statement of operations for the year ended December 31, 2001 has been reclassified to comply with these provisions resulting in a reduction of revenue and direct expenses of $6,125,137.

F. Pro forma adjustment to recognize deferred tax liability related to acquired customer relationship intangible assets.

 G. Pro forma adjustment to remove amortization of goodwill recorded in the Company's financial statements as if SFAS 142 was adopted January 1, 2001.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    February 3, 2003              By: /s/ Michael P. Donovan
                                            ------------------------
                                            Michael P. Donovan
                                            Chief Financial Officer and
                                            Chief Accounting Officer